EXHIBIT 15

LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

Board of Directors and Stockholders

Unum Group

We are aware of the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 33-47551, Form S-8 No. 33-88108) of Unum Group (formerly Provident Companies, Inc.) pertaining to the Provident Life and Accident Insurance Company MoneyMaker, A Long-Term 401(k) Retirement Savings Plan,

2.	Registration Statement (Form S-8 No. 333-40219) pertaining to:

a.	The Paul Revere Savings Plan

b.	Provident Life and Accident Insurance Company Stock Plan of 1994

c.	Provident Life and Accident Insurance Company Annual Management Incentive Compensation Plan of 1994,

3.	Registration Statement (Form S-8 No. 033-62231) pertaining to the Provident Life and Accident Insurance Company Employee Stock Purchase Plan of 1995,

4.	Registration Statement (Form S-8 No. 333-81669) pertaining to:

a.	Provident Companies, Inc. Stock Plan of 1999

b.	Provident Companies, Inc. Non-Employee Director Compensation Plan of 1998

c.	Employee Stock Option Plan of 1998

d.	Amended and Restated Annual Management Incentive Compensation Plan of 1994,

5.	Registration Statement (Form S-8 No. 333-81969) pertaining to:

a.	UnumProvident Corporation 1987 Executive Stock Option Plan

b.	UnumProvident Corporation 1990 Long-Term Stock Incentive Plan

c.	UnumProvident Corporation 1996 Long-Term Stock Incentive Plan

d.	UnumProvident Corporation 1998 Goals Stock Option Plan,

6.	Registration Statement (Form S-8 No. 333-85882) pertaining to:

a.	UnumProvident Corporation Stock Plan of 1999

b.	UnumProvident Corporation 401(k) Retirement Plan (as amended on February 15, 2002)

c.	UnumProvident Corporation Broad-Based Stock Plan of 2001 (as amended on February 8, 2001)

d.	UnumProvident Corporation Broad-Based Stock Plan of 2002

e.	UnumProvident Corporation Employee Stock Option Plan,

7.	Shelf Registration Statement (Form S-3 No. 333-100953) and the related Registration Statement filed under Rule 462(b)(No. 333-104926),

8.	Shelf Registration Statement (Form S-3 No. 333-115485),

9.	Registration Statement (Form S-3 No. 333-121758),

10.	Registration Statement (Form S-8 No. 333-123422) of Unum Group (formerly UnumProvident Corporation) pertaining to:

a.	UnumProvident Corporation Amended and Restated Employee Stock Purchase Plan

b.	UnumProvident Corporation Amended and Restated Non-Employee Director Compensation Plan of 2004,

11.	Registration Statement (Form S-8 No. 333-145400) of Unum Group pertaining to the Unum Group Stock Incentive Plan of 2007,

12.	Registration Statement (Form S-3 ASR No. 333-155283), and

13.	Registration Statement (Form S-8 No. 333-158885) of Unum Group pertaining to the Unum Limited Savings-Related Share Option Scheme of 2008

of our report dated November 4, 2009 relating to the unaudited consolidated interim financial statements of Unum Group and subsidiaries that are included in this Form 10-Q for the quarter ended September 30, 2009.

/s/ ERNST & YOUNG LLP

Chattanooga, Tennessee
November 4, 2009